UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

SWISHER HYGIENE INC.

 (Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

 (704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, Thomas Byrne resigned as an Executive Vice President of Swisher Hygiene Inc. (the “Company”).  Mr. Byrne will continue his employment with the Company under his current employment agreement.

Also, on March 7, 2014, Thomas Aucamp resigned as an Executive Vice President and Secretary of the Company.  Mr. Aucamp will continue his employment with the Company through March 14, 2014.

In connection with Mr. Aucamp’s resignation on March 7, 2014, the Company entered into a Separation Agreement and Release with Mr. Aucamp. Pursuant to that agreement, Mr. Aucamp’s separation from the Company is effective March 14, 2014 and the Company will pay Mr. Aucamp severance equal to Mr. Aucamp’s salary through the end of the year.  The payments, totaling $234,067, less required deductions for taxes and COBRA coverage payments for medical benefits, will be paid in accordance with the Company’s regular payroll cycle.  Also, on March 14, 2014, Mr. Aucamp will receive a single severance payment of $13,300.  The agreement also includes standard provisions relating to non-competition, confidentiality and nondisparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

March 10, 2014	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President and Chief Financial Officer